EXHIBIT 23.1

B  E  D  I  N  G  E  R    &    C  O  M  P  A  N  Y

C E R T I F I E D   P U B L I C   A C C O U N T A N T S

                                        November 21, 2006

UpSnap, Inc.
134 Jackson Street, Suite 203,
P.O. Box 2399
Davidson, North Carolina 20836

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Gentlemen:

    We hereby consent to the use in UpSNAP, Inc's (formerly Manu Forti Group, Inc.) Post Effective Amendment to registration on Form SB-2 of our report dated November 14, 2006, relating to the consolidated financial statements of UpSNAP, Inc., which are contained in that registration statement and our report dated March 10, 2006 relating to the financial statements of XSVoice, Inc., which are contained in that registration statement.

    We also consent to the reference to Bedinger & Company under the caption "Experts" in such registration statement.

                                        Very truly yours,

                                        /s/ Bedinger & Company

Bedinger & Company
Certified Public Accountants
                                        Concord, California

1200 CONCORD AVENUE, SUITE 250, CONCORD, CA 94520  s  (925) 603-0800  s  (925) 603-0804 FAX

MEMBERS OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTS,
THE CENTER FOR PUBLIC COMPANY AUDIT FIRMS,
AND THE CALIFORNIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS.
REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD.